Exhibit 99.2

LNW Investor Day Highlights Press Release

Light & Wonder Provides Business Strategy Details and Long-Term Targets at 2022 Investor Day

Uniquely Positioned With Unmatched Asset Mix and Leading Market Positions to Capitalize on Cross-Platform Opportunity in Estimated $70 Billion Market

Company Provides Targets Including Targeted 2025 Consolidated AEBITDA(1) of $1.4 Billion and Targeted Total Capital Creation of $10 Billion from 2022 to 2025

Significantly De-Levered and Strengthened Credit Profile with Adjusted Net Debt Leverage Ratio(1)(2) Reduced to 3.7x and Clear Path to Targeted Net Debt Leverage Ratio Range(1) of 2.5x to 3.5x

Company Continues to Actively Repurchase Shares Under Its $750 Million Share Repurchase Program

LAS VEGAS—May 17, 2022—Light & Wonder, Inc. (NASDAQ: LNW), formerly known as Scientific Games Corporation (“Light & Wonder” or the “Company”), is hosting its 2022 Investor Day today and providing an in-depth review of its strategy to drive sustainable double-digit growth and to drive long-term shareholder value.

As part of the investor day, Light & Wonder is providing the following financial targets for 2022 through 2025:

●	Double-digit growth with targeted 2025 Consolidated AEBITDA(1) of $1.4 billion or a CAGR(3) of 15%.
●	Reaffirmed its targeted net debt leverage ratio range(1) of 2.5x to 3.5x, further strengthening the Company’s balance sheet and credit profile.
●	Significant cash flow generation, reflecting a targeted free cash flow conversion rate(1) of 45% by 2025.
●	Targeting a total of $10 billion of available capital to deploy through the Company’s balanced and opportunistic capital allocation priorities.

“Over the last eighteen months we have transformed our business and paved the way for significant shareholder value creation,” said Light & Wonder Chief Executive Officer Barry Cottle. “As we look ahead, there is no better time to be in the industry, which is huge, growing, and converging. We have transformed ourselves to take full advantage of our unmatched market position to capitalize on this opportunity. Our unique asset mix and leading market positions provide unparalleled advantages to deliver games fully cross-platform.

(1) Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.
(2) Adjusted net debt leverage ratio represents net debt leverage ratio as of March 31, 2022, adjusted for April 2022 refinancing transactions and the Lottery Business sale, and excluding certain immaterial continuing operations equity method investments.
(3) CAGR based on 2021 Consolidated AEBITDA.

“This results in an enviable and durable financial profile, which includes double-digit growth, a high mix of recurring revenues and robust margins, all translating into robust cash flow generation. With a clear roadmap to take market share and drive long-term shareholder value creation, I’m very confident that Light & Wonder will be the one to lead the future of the game industry.”

Light & Wonder Chief Financial Officer Connie James added, “We are at an inflection point in our journey. We’ve moved rapidly to transform our Company and our balance sheet, significantly de-levering and positioning us to win. Our new path forward will lead to significant capital creation and with our balanced and opportunistic approach, we will continue to prioritize debt paydown, and return capital to shareholders through share repurchases and disciplined investments in our largest growth opportunities to unlock tremendous shareholder value.”

At today’s event, Light & Wonder is highlighting that it is:

●	Uniquely positioned to take advantage of estimated $70 billion game market TAM opportunity with a clear roadmap and strategy to win in a converging gaming world
o	Best talent in the industry creating hit games and franchises that players can enjoy anywhere provides a sustainable differentiation and a competitive advantage.
o	Only company with leadership positions across land-based, iGaming and social, with content that can be delivered anywhere.
o	Greatest collection of IP and content, highlighting the breadth of Light & Wonder’s evergreen franchises.
o	Unrivaled aggregation platform and industry leading insights on players.
o	Deep relationship with operators, players and studios positions the Company to disproportionately benefit by connecting players across land-based and digital to create a seamless player experience.
o	Expanding into high-growth digital markets investing organically and inorganically.

●	Executing a balanced and opportunistic capital allocation strategy to unlock value
o
Paying down debt with the proceeds of the Lottery business sale and pending Sports Betting business divestiture to further strengthen Light & Wonder’s financial profile and transform Light & Wonder into an equity story.

o	Returning substantial capital to shareholders by actively repurchasing shares under the Company’s $750 million share repurchase authorization.
o	Investing in key growth opportunities, prioritizing organic investments and taking a disciplined approach to M&A that delivers significant long-term value.

Event Webcast Details and Replay

A live webcast of the presentations, including the question-and-answer session after the prepared remarks, will begin at 9 a.m. ET and conclude at approximately noon ET. To access the live webcast, please visit the Company’s website and click on the webcast link. The live webcast will also be available directly at newworldsofplay.com.

A replay of the webcast will be available approximately one hour after the webcast and will be archived on the Company’s website.

About Light & Wonder, Inc.

Light & Wonder, Inc. (formerly known as Scientific Games Corporation), is the global leader in cross-platform games and entertainment. The Company brings together 5,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

CONTACTS
Investor Inquiries
Jim Bombassei, Senior Vice President of Investor Relations
jbombassei@lnw.com

Media Inquiries
Nick Lamplough / T.J. O’Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Forward-Looking Statements
In this press release, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” “target,” “estimate,” “continue,” “could,” “opportunity,” “should” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

LIGHT & WONDER, INC. AND SUBSIDIARIES
(Unaudited, in millions, except for ratios)

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO L&W TO CONSOLIDATED AEBITDA –
CONTINUING OPERATIONS

Twelve Months Ended
March 31, 2022
Net income attributable to L&W	$412
Net income attributable to noncontrolling interest	15
Net income from discontinued operations, net of tax	(382)
Net income from continuing operations	45
Restructuring and other	182
Depreciation, amortization and impairments	409
Other income, net	(24)
Interest expense	473
Income tax benefit	(318)
Stock-based compensation	109
Gain on remeasurement of debt and other	(23)
Consolidated AEBITDA - continuing operations	$853

RECONCILIATION OF NET INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX TO AEBITDA FROM
DISCONTINUED OPERATIONS AND COMBINED AEBITDA

Twelve Months Ended
March 31, 2022
Net income from discontinued operations, net of tax	$382
Income tax expense	81
Restructuring and other	10
Depreciation, amortization and impairments	53
EBITDA from equity investments	76
Earnings from equity investments	(38)
Stock-based compensation and other, net	(43)
AEBITDA from discontinued operations(1)	$521
EBITDA from equity investments - continuing operations(2)	9
Combined AEBITDA(2)	$1,383

RECONCILIATION OF PRINCIPAL FACE VALUE OF DEBT OUTSTANDING TO
NET DEBT AND NET DEBT LEVERAGE RATIO

As of
March 31, 2022
Combined AEBITDA(2)	$1,383
Total debt	$8,833
Add: Unamortized debt discount/premium and deferred financing costs, net	77
Add: Impact of exchange rate(3)	73
Less: Debt not requiring cash repayment and other	(3)
Principal face value of debt outstanding	8,980
Less: Combined Cash and cash equivalents(4)	582
Net debt	$8,398
Net debt leverage ratio	6.1

(1) AEBITDA from discontinued operations, a non-GAAP measure, is derived based on the historical records and includes only those direct costs that are allocated to discontinued operations. See below for further description and disclaimers associated with this non-GAAP measure.
(2) Combined AEBITDA consists of Consolidated AEBITDA - continuing operations, AEBITDA from discontinued operations and EBITDA from equity investments included in continuing operations. Refer to non-GAAP financial measure definitions below for further details.
(3) Exchange rate impact is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes translated at constant foreign exchange rate at issuance of these notes as compared to the current exchange rate.
(4) Includes cash and cash equivalents of both continuing operations and discontinued operations, as the combined amount is available for debt payments.

RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY
INVESTMENTS AND COMBINED EBITDA FROM EQUITY INVESTMENTS

	Twelve Months Ended
	March 31, 2022
	Continuing Operations	Discontinued Operations

Earnings from equity investments	$5	$38
Add: Income tax expense	–	11
Add: Depreciation, amortization and impairments	1	31
Add: Interest income, net and other	3	(4)
EBITDA from equity investments	$9	$76
Combined EBITDA from equity investments(1)		$85

(1) Combined EBITDA from equity investments consists of EBITDA from both discontinued and continuing operations equity investments.

RECONCILIATION OF ADJUSTED NET DEBT REFLECTING REFINANCING TRANSACTIONS AND
THE LOTTERY BUSINESS SALE & ADJUSTED NET DEBT LEVERAGE RATIO REFLECTING
REFINANCING TRANSACTIONS AND THE LOTTERY BUSINESS SALE

	March 31, 2022	Refinancing Transactions and Lottery Business Sale Adjustments		Adjusted Net Debt Reflecting Refinancing Transactions and the Lottery Business Sale & Adjusted Net Debt Leverage Ratio Reflecting Refinancing Transactions and the Lottery Business Sale
Combined AEBITDA(1)	$1,383	$(496)	(2)	$887

Total debt	$8,833			$8,833
Add: Unamortized debt discount/premium and deferred financing costs, net	77			77
Add: Impact of exchange rate(3)	73			73
Less: Debt not requiring cash repayment and other	(3)			(3)
Principal face value of debt outstanding	$8,980	$(5,030)	(4)	$3,950
Less: Combined Cash and cash equivalents(5)	582	54	(6)	636
Net debt	$8,398			$3,314
Net debt leverage ratio	6.1			3.7

(1) Combined AEBITDA consists of Consolidated AEBITDA - continuing operations, AEBITDA from discontinued operations and EBITDA from equity investments included in continuing operations. Refer to “Reconciliation of Net Income Attributable to L&W to Consolidated AEBITDA - Continuing Operations” above and non-GAAP financial measure definitions below for further details.
(2) Adjusted for Lottery business discontinued operations and equity investments included in continuing operations.
(3) Impact of exchange rate is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes, translated at constant foreign exchange rate at issuance of these notes.
(4) Represents a reduction of principal amount of outstanding debt as of March 31, 2022 for the impact of April 14, 2022 refinancing transactions including principal reductions related to 2022 payments before the refinancing transactions. Refer to the Principal Debt Balance Supplemental Information table below.
(5) As of March 31, 2022 includes cash and cash equivalents of both continuing operations and discontinued operations, as the combined amount is available for debt payments.
(6) Consists of $104 million in proceeds expected for the sale of the Austria Business, for which we are awaiting regulatory approval in Austria, which approval is expected to be received and the transaction to be completed by the end of the second quarter of 2022, subject to customary working capital adjustments and is less of $50 million of cash and cash equivalents of the Lottery Business as of March 31, 2022.

PRINCIPAL DEBT BALANCE SUPPLEMENTAL INFORMATION

	Final Maturity	Rate(s)	Principal Amount of Outstanding Debt as of March 31, 2022(1)	April 14, 2022 Refinancing Impact(1)	Adjusted Outstanding Principal Value(1)
Senior Secured Credit Facilities:
SGI Revolver	2024	variable	$160	$(160)	$–
SGI Term Loan B-5	2024	variable	4,008	(4,008)	–
New Term Loan	2029	variable	–	2,200	2,200
SGI Senior Notes:
2025 Secured Notes(2)	2025	5.000%	1,250	(1,250)	–
2026 Secured Euro Notes	2026	3.375%	361	(361)	–
2025 Unsecured Notes	2025	8.625%	550	–	550
2026 Unsecured Euro Notes	2026	5.500%	278	(278)	–
2026 Unsecured Notes	2026	8.250%	1,100	(1,100)	–
2028 Unsecured Notes	2028	7.000%	700	–	700
2029 Unsecured Notes	2029	7.250%	500	–	500
Other(3)	2023	4.089%	3	–	3
Total long-term debt outstanding			$8,910	$(4,957)	$3,953

(1) Principal amount of outstanding debt as of March 31, 2022 represents the outstanding principal value of debt balances that conform to the presentation found in Note 11 to the Consolidated Financial Statements in our March 31, 2022 Form 10-Q. Adjusted outstanding principal value represents the principal amount of outstanding debt as of March 31, 2022 adjusted for the impact of the April refinancing transactions, $98 million of SGI Term Loan B-5 principal reduction and $160 million pay down of the SGI Revolver related to 2022 payments before the refinancing transactions.
(2) We entered into certain cross-currency interest rate swap agreements to achieve more attractive interest rates by effectively converting $460 million of the fixed-rate, U.S. Dollar-denominated 2025 Secured Notes, including the semi-annual interest payments through October 2023, to a fixed-rate Euro-denominated debt, with a fixed annual weighted average interest rate of approximately 2.946%.
(3) Primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470.

Combined AEBITDA

Combined AEBITDA, as used herein, is a non-GAAP financial measure that combines Consolidated AEBITDA (representing our results of continuing operations), AEBITDA from discontinued operations, and EBITDA from equity investments included in continuing operations and is presented as a supplemental disclosure and more fully described in the Company’s first quarter 2022 earnings release furnished with our Current Report on Form 8-K dated May 10, 2022.

Consolidated AEBITDA (representing AEBITDA from continuing operations)

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s continuing operations and is reconciled to net income (loss) from continuing operations as the most directly comparable GAAP measure, as set forth in the schedule above. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies. Consolidated AEBITDA includes the following adjustments: (1) net income attributable to noncontrolling interest; (2) net income from discontinued operations, net of tax; (3) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (4) depreciation and amortization expense and impairment charges and goodwill impairments; (5) change in fair value of investments and gain (loss) on remeasurement of debt; (6) interest expense; (7) income tax benefit; (8) stock-based compensation; and (9) other (income) expense, net including foreign currency (gains), and losses and earnings from equity investments.

The forward-looking non-GAAP financial measure targeted Consolidated AEBITDA represents a goal for the Company and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted Consolidated AEBITDA to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

AEBITDA from Discontinued Operations

AEBITDA from discontinued operations, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure for the Company’s discontinued operations and is reconciled to net income from discontinued operations, net of tax as the most directly comparable GAAP measure, as set forth in the schedule above. AEBITDA from discontinued operations should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. AEBITDA from discontinued operations may differ from similarly titled measures presented by other companies. AEBITDA from discontinued operations includes the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (2) depreciation and amortization expense and impairment charges and goodwill impairments; (3) income tax benefit; and (4) stock-based compensation and other, net. In addition to the preceding adjustments, we exclude (earnings) loss from equity investments and add (without duplication) discontinued operations pro rata share of EBITDA from equity investments, which represents their share of earnings (whether or not distributed) before income tax expense, depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of AEBITDA from discontinued operations.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investments. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings (loss) of equity investments, the most directly comparable GAAP measure, in a schedule above.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less combined cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Note 11 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, but it does not include other long term obligations of $3 million primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470. In addition, principal face value of debt outstanding with respect to the 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes as those amounts remain payable at the original issuance amounts in Euro. Net debt leverage ratio, as used herein, represents Net debt divided by Combined AEBITDA (as defined above).

The forward-looking non-GAAP financial measure targeted net debt leverage ratio represents a goal for the Company and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

Adjusted Outstanding Debt, Adjusted Net Debt and Adjusted Net Debt Leverage Ratio, all Reflecting Refinancing Transactions and the Lottery Business Sale

Adjusted outstanding debt as used herein, is a non-GAAP financial measure, that represents the principal amount of outstanding debt as of March 31, 2022 that conforms to the presentation found in Note 11 to the Consolidated Financial Statements in our March 31, 2022 Form 10-Q, adjusted for the impact of the April 14, 2022 refinancing transactions. Adjusted net debt reflecting refinancing transactions and the Lottery Business sale, as used herein, is a non-GAAP financial measure defined as net debt as of March 31, 2022, plus pending Austria Lottery business proceeds of approximately $104 million less cash held at Lottery business. Adjusted net debt leverage ratio reflecting refinancing transactions and the Lottery Business sale, as used herein, is a non-GAAP financial measure defined as adjusted net debt reflecting refinancing transactions and the Lottery Business sale divided by Combined AEBITDA for the last twelve months, excluding Lottery Business operations and certain immaterial continuing operations equity method investments.

Targeted Free Cash Flow Conversion Rate

The forward-looking non-GAAP financial measure targeted free cash flow conversion rate represents a goal for the Company and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted free cash flow conversion rate to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.